Exhibit 4.3

Execution Version

AMENDMENT NO. 1 TO EXCHANGE NOTE SUPPLEMENT

This AMENDMENT NO. 1, dated as of July 7, 2020 (this “Amendment”), amends the 2020-A Exchange Note Supplement, dated as of January 1, 2020 (as amended, the “Exchange Note Supplement”), to the Third Amended and Restated Credit and Security Agreement dated as of July 22, 2005, as amended and restated as of September 1, 2019 (the “Credit and Security Agreement”), among (i) CAB EAST LLC, a Delaware limited liability company, and CAB WEST LLC, a Delaware limited liability company, as borrowers (together, the “Borrowers” and each, a “Borrower”), (ii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent (the “Administrative Agent”), (iii) HTD LEASING LLC, a Delaware limited liability company, as Collateral Agent (the “Collateral Agent”), and (iv) FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company (“Ford Credit”), as Lender (in this capacity, the “Lender”) and as Servicer (in this capacity, the “Servicer”).

Section 1.        Definitions.  Capitalized terms used but not defined in this Amendment are defined in the Exchange Note Supplement (as amended by this Amendment).

Section 2.        Amendments.  Under Section 7.1 of the Exchange Note Supplement and Section 10.1(a)(v) of the Credit and Security Agreement, the parties agree to amend the Exchange Note Supplement as follows:

(a)         Adding the following new subsection (g) to Section 2.5 of the Exchange Note Supplement:

“(g)      Supplemental Deposit.  On or before July 7, 2020, the Borrowers, on behalf of the Depositor, will deposit, or cause to be deposited, the Supplemental Reserve Deposit in the Reserve Account.”

(b)         Deleting the definition of “Required Reserve Amount” in its entirety in Appendix 1 of the Exchange Note Supplement and replacing it with the following:

““Required Reserve Amount” means $12,484,692.17, which is 1.00% of the Initial Pool Balance.”

(c)         Adding the following new definition of “Supplemental Reserve Deposit” to Appendix 1 of the Exchange Note Supplement in the appropriate alphabetical order:

““Supplemental Reserve Deposit” means $9,363,519.13, which is 0.75% of the Initial Pool Balance.”

Section 3.  Effective Date. The parties to this Amendment, by executing and delivering this Amendment, intend to amend the Exchange Note Supplement, on the terms and conditions stated in this Amendment, as of the date of this Amendment.

Section 4.  Incorporation of Amendments.  On the effectiveness of this Amendment, each reference in the Exchange Note Supplement to “this Agreement” will mean and be a reference to the Exchange Note Supplement as amended by this Amendment, and each reference to the Exchange Note Supplement in any other document, instrument and agreement executed and/or delivered in connection with the Exchange Note Supplement will mean and be a reference to the Exchange Note Supplement as amended by this Amendment.

Section 5.  Confirmation.  Except as specifically amended by this Amendment, the Exchange Note Supplement and all other documents, instruments and agreements executed and/or delivered in connection with the Exchange Note Supplement will remain in full force and effect and are ratified and confirmed.

Section 6.  Severability.  If any provision of this Amendment is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining provisions of this Amendment and will in no way affect the validity, legality or enforceability of the remaining Amendment.

Section 7.  GOVERNING LAW.  THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCEPT THAT, UNDER SECTION 3809 OF TITLE 12 OF THE DELAWARE CODE, THE DOCTRINE OF MERGER WILL NOT BE APPLICABLE TO THIS AMENDMENT.

Section 8.  Counterparts.  This Amendment may be executed in multiple counterparts.  Each counterpart will be an original and the counterparts will together be one document.

[Remainder of Page Intentionally Left Blank]

EXECUTED BY:

CAB EAST LLC,
as a Borrower

By:	/s/ Ryan Hershberger
	Name:	Ryan Hershberger
	Title:	President and Assistant Treasurer

CAB WEST LLC,
as a Borrower

By:	/s/ Ryan Hershberger
	Name:	Ryan Hershberger
	Title:	President and Assistant Treasurer

FORD MOTOR CREDIT COMPANY LLC,
as Lender and as Servicer

By:	/s/ Ryan Hershberger
	Name:	Ryan Hershberger
	Title:	Assistant Treasurer

[Signature Page to Amendment No. 1 to the 2020-A Exchange Note Supplement]

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Administrative Agent

By:	/s/ Melissa A. Rosal
Name: Melissa A. Rosal
Title: Vice President

HTD LEASING LLC,
as Collateral Agent

By:	/s/ Melissa A. Rosal
Name: Melissa A. Rosal
Title: President

[Signature Page to Amendment No. 1 to the 2020-A Exchange Note Supplement]